UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2009

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

On October 9, 2009, Sterling Savings Bank (the “Bank”), a wholly-owned subsidiary of Sterling Financial Corporation ("Sterling") agreed to enter into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the “Consent Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions (“WDFI”).

Among other things, under the terms of the Consent Agreement, the Bank has agreed to:

  Have and retain qualified management, and notify the FDIC and the WDFI of any changes in Sterling Savings Bank’s Board of Directors or senior executive officers at least 30 days before the change is intended to be effective;
  Sterling Savings Bank’s Board of Directors shall assure its on-going participation in Sterling Savings Bank’s affairs, including full responsibility for approving Sterling Savings Bank’s policies and objectives, and supervising Sterling Savings Bank’s activities;
  By December 15, 2009, Sterling Savings Bank shall increase Sterling Savings Bank's Tier 1 capital by at least $300 million and thereafter maintain a Tier 1 leverage ratio of not less than 10%;
  Within 60 days of the Consent Agreement, Sterling Savings Bank shall present to the FDIC and the WDFI a written capital plan to meet and maintain the capital requirements of the Consent Agreement, which shall include a contingency plan in the event Sterling Savings Bank fails to comply with the capital requirements of the Consent Agreement, fails to submit a capital plan acceptable to the FDIC and WDFI or fails to implement or comply with the capital plan;
  Not pay cash dividends without the prior written consent of the FDIC and the WDFI;
  Within 60 days of the Consent Agreement, review, and revise if necessary, the appropriateness of Sterling Savings Bank's allowance for loan and lease losses and its a comprehensive policy for determining the appropriate level of the allowance for loan and lease losses;
  Remedy any deficiency in the allowance for loan and lease losses in the calendar quarter it is discovered and thereafter maintain an adequate allowance for loan and lease losses at all time;
  Within 60 days of the Consent Agreement, develop a written plan to systematically reduce the number of nonperforming assets and assets listed on Sterling Savings Bank's watchlist to an acceptable level;
  Within 60 days of the Consent Agreement, develop a plan to systematically reduce the number of commercial real estate and acquisition, land development and construction loans;
  Within 60 days of the Consent Agreement, develop a written plan prohibiting extensions of additional credit to borrowers with existing credits classified as “Loss,” “Doubtful’ or “Substandard” except in limited circumstances;
  Within 120 days of the Consent Agreement, develop a written three-year strategic plan to improve Sterling Savings Bank's profitability and risk profile;
  Within 60 days of the Consent Agreement, develop, or revise and implement, a written liquidity and funds management policy that addresses liquidity needs and contingency funding and reduces reliance on non-core funding sources.

  Comply with the interest rate limitations on solicitation and acceptance of brokered deposits under the FDIC’s rules and regulations and submit to the FDIC and the WDFI within 60 days of the Consent Agreement, a written plan to eliminate its reliance on brokered deposits;
  Within 35 days of the end of each quarter after the Consent Agreement, provide quarterly written progress reports to the FDIC and the WDFI.

The Consent Agreement will remain in effect until modified or terminated by the FDIC and the WDFI.

The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copies of the documents attached hereto as Exhibits 10.1 and 10.2. A copy of the press release issued by Sterling disclosing entry into the Consent Agreement is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Exhibit Description

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist, dated October 9, 2009 between Sterling Financial Corporation and the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions.

10.2	Federal Deposit Insurance Corporation and Washington Department of Financial Institutions Order to Cease and Desist, dated October 9, 2009.

99.1	Press release text of Sterling Financial Corporation dated October 15, 2009.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

October 15, 2009	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist, dated October 9, 2009 between Sterling Financial Corporation and the Federal Deposit Insurance Corporation and the Washington Department of Financial Institutions.

10.2	Federal Deposit Insurance Corporation and Washington Department of Financial Institutions Order to Cease and Desist, dated October 9, 2009.

99.1	Press release text of Sterling Financial Corporation dated October 15, 2009.